Analyst & Investor Day June 14, 2018 1

FORWARD LOOKING STATEMENTS Certain statements made in this presentation and the associated webcast may constitute “forward- looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward- looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. 2

AGENDA Agenda 7:45 am Arrival & Breakfast with RJF Management 8:30 am Welcome & General Overview Paul Reilly 9:15 am Asset Management Group Jeff Dowdle 9:45 am Equity Capital Markets Jim Bunn 10:15 am Break 10:30 am Private Client Group Tash Elwyn 11:15 am Financial Review and Closing Jeff Julien 12:00 pm Lunch 3

WELCOME & GENERAL OVERVIEW Paul Reilly Chairman & CEO, Raymond James Financial 4

OVERVIEW OF RAYMOND JAMES FINANCIAL Fiscal Year 2017 Net Revenues* $6,371,097,000 KEY FACTS (as of March 31, 2018) • Headquartered in St. Petersburg, FL • Founded in 1962; public in 1983 • 3,000 locations in the U.S., Canada and overseas • Approximately 7,600 financial advisors • $730 billion of AUA • RJF shareholders’ equity of $5.9 billion • Market capitalization of approximately $13.0 billion 5 *Pie chart above does not include intersegment eliminations or the Other segment

CONTINUED PROFITABILITY 121 Consecutive Profitable Quarters Earnings Share Per Earnings (Basic) Trailing 10 Years 6

RJF HIGHLIGHTS: FISCAL YEAR TO DATE Six Months Six Months Ended March 2018 Ended March 2017 Change* Total Revenue $3.62 billion $3.13 billion 16% Net Revenue $3.54 billion $3.06 billion 16% Net Income $362 million $259 million 39% Adjusted Net Income** $482 million $365 million 32% * Percentage change in this table reflects calculations from actual numbers and cannot be recalculated from the figures shown due to rounding differences. 7 ** Adjusted Net Income is a non-GAAP financial measure. Please see the Appendix to this presentation for a reconciliation to the most directly comparable U.S. GAAP measure, and other important disclosures.

RJF HIGHLIGHTS Balance Sheet Highlights, as of March 31, 2018 Total Assets $36.0 billion Equity Attributable to RJF $5.9 billion Book Value Per Share $40.82 Market Capitalization $13.0 billion 8

RAYMOND JAMES FINANCIAL RJF Stock Price vs. Sector, Five-Year Change Five Years Ended May 31, 2018 140% 120% 120% 100% 80% 66% 62% 60% Percent Change 40% 20% 0% RJF S&P 500 DJ US Financials Index 9

RAYMOND JAMES FINANCIAL RJF Stock Price vs. Sector, 10-Year Change 10 Years Ended May 31, 2018 250% 225% 200% 150% 100% 93% Percent Change 50% 42% 0% RJF S&P 500 DJ US Financials Index 10

STABILITY >2X Regulatory Requirement *Approximately $1.20 billion of our total March 31, 2018 cash and cash equivalents included cash on 11 hand held at the parent, as well as parent cash loaned to RJ&A.

RECENT RECOGNITION Raymond James Upgraded to ‘Baa1’ by Moody’s (July 12, 2017) Raymond James Upgraded to 'BBB+' by S&P (May 4, 2017) 500 Added January 2018 2018: No 431 | 2017: 469 12

BUT … S&P 500 – AVERAGE COMPANY “LIFE EXPECTANCY” 1965: 33 years 2015: 25 years 2025: 10-15 (expected) 13

RAYMOND JAMES FINANCIAL – IPO

Underwriting Companies – 1983


1,000,000 Shares

RJ Financial Corporation

Common Stock

Price $14 a Share

Drexel Burnham
Dain Bosworth
Bear Stearns
First Boston
AG Becker Paribas
Blyth Eastman Paine
Webber
Oppenheimer
Alex Brown & Sons
Kidder Peabody
Lazard Feres
Merrill Lynch
Prudential Bache
L F Rothschild
Shearson
Piper Jaffray
Advest
Banque de Paris
AG Edwards
Ladenburg,Thalmann
Montgomery
Moseley, Hallgarten
Robertson, Colman &
Stephens
Thomas McKinnon
Tucker Anthony
Bacon Stifel Nicolaus
Bateman Eicher
Blunt Ellis
Boettcher & Company
Cowen
Whitehead

Eppler, Guerin & Turner
First of Michigan
Gruntal
Herzfeld
Howard, Weil, Labousse
Interstate Securities
Johnson Lane
Johnston Lemon
Josephthal
Legg Mason
Neward Cook
The Ohio Company
Parker/Hunter
Rauscher Pierce
Robinson Humphrey
Boenning & Scattergood
Rotan Mosle
Schneider, Bernet &
Hickman
Sutro
Underwood, Neuhaus
Wheat First
Allen & Company
Anderson Strudwick
DH Blair
Burgess & Leith
Carolina Securities
Craig-Hallum
Craigie Inc
JC Bradford
Butcher
Woodman Kirpatrick
& Singer

D A Davidson
Davis Scaggs
R G Dickinson
Evans & Co
First Albany
First Equity
First Mid America
Furman Selz
Gintel
Heaford & Company
Institutional Equity
Corp
Edward D Jones
John G Kinnard
Laidlaw Adams
Cyrus Lawrence
Manley, Bennet
McDonald
Moore & Schley Capital
Morgan Keegan
Morgan Olmstead,
Kennedy
Neuberger & Berman
WH Newbold's and Son
Rodman & Renshaw
Rooney, Pace
R. Rowland & Co
Scherck, Stein & Franc
Seidler Amdec
Weinrich Zitzmann

14

RAYMOND JAMES®

RAYMOND JAMES FINANCIAL – IPO Underwriting Companies – Today D A Davidson Oppenheimer Legg Mason Edward Jones Piper Jaffray Boenning & Scattergood Neuberger & Berman Stifel Nicolaus 15

GROWTH CYCLE GROWTH EXPANSION/ IMPROVEMENT Services & Solutions PROFITS INVESTMENT People, Businesses, Technology 16

ORGANIC GROWTH 17

PRIVATE CLIENT GROUP ADVISOR GROWTH YEAR-OVER-YEAR GROWTH + 5.3% Advisors +13.7% +17.4% PCG Total Client Assets Revenues STRONG PIPELINE FOR REMAINDER 18

BROKER PROTOCOL 19

ACQUISITIONS 20

FUTURE ACQUISITIONS Culture Strategic Ability Price 1 2 Benefit 3 to Integrate 4 21

LOOKING AHEAD 22

ASSESSING OUR POSITION 23

TECHNOLOGY: ADVISOR & CLIENT TOOLS Mobile Connected Advisor 24

TECHNOLOGY: DATA SECURITY 25

HIGH-NET-WORTH SOLUTIONS • Enhanced Alternative Investments • Private Wealth Mortgage • Private Institutional Client Desk 26

ASSET MANAGEMENT TRENDS 27

REGULATION Senate Bill 2155 Economic Growth, Regulatory Relief and Consumer Protection Act 28

RISK MANAGEMENT 29

FOCUS ON PEOPLE Our business is PEOPLE 30

PEOPLE: SUCCESSION 31

UNIQUE COMPETITIVE POSITION 32

INTEGRITY CLIENT FIRST INDEPENDENCE CONSERVATISM 33

ASSET MANAGEMENT GROUP Jeff Dowdle President, Asset Management Group 34

ASSET MANAGEMENT GROUP The Asset Management segment includes the Asset Management Services Division (AMS), Carillon Tower Advisers (CTA), and Raymond James Trust. Asset Management Services Carillon Tower Advisers Raymond James Trust (AMS) (CTA)    $76.1 billion of financial assets $61.8 billion of financial assets $5.6 billion of client assets under management under management  Provides a broad range of   $176 billion of assets in non- ~$5.8 billion of assets in non- personal trust services discretionary asset-based discretionary asset-based exclusively to Private Client programs programs Group advisors and clients   Offers discretionary and non- Offers a variety of equity and discretionary fee-based fixed income objectives programs – exclusively to managed by highly experienced Private Client Group advisors portfolio management teams and clients  Provides separately managed accounts and mutual funds to institutional and retail clients Balances as of 3/31/2018 35

ASSET MANAGEMENT GROUP Net Revenues Pre-Tax Income ($ millions) ($ millions) 21% 5-YR 16% 5-YR CAGR CAGR 628* 227* 488 172 392 404 370 128 135 132 293 96 237 67 314 113 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 36 Notes: Charts not to scale; CAGR: 5-Year 2017

ASSET MANAGEMENT GROUP FINANCIAL ASSETS UNDER MANAGEMENT* ($ billions) 18% 5-YR CAGR 132.3 96.4 61.8 65.2 77.0 64.6 31.8 56.0 27.2 42.8 28.8 25.7 27.9 20.0 70.0 76.1 54.5 40.6 43.4 27.0 32.9 (4.2) (4.8) (4.8) (3.9) (4.7) (5.4) (5.5) FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18** AMS* CTA Managed for affiliates Note: FYTD 18 includes first two quarters of fiscal year 2018; CAGR: 5-Year 2017 37 *Excludes non-discretionary AMS fee-based assets **Includes assets under management from Scout & Reams beginning in Q1FY18, which added gross $27 billion of assets under management

ASSET MANAGEMENT SERVICES (AMS) 38

ASSET MANAGEMENT SERVICES ASSET BREAKDOWN - AMS (March 31, 2018) 100% = $251.6 billion Financial Assets Under Management, $76.1 Non-Discretionary Asset-Based Programs*, $175.5 * The firm does not have discretion over the investments in these accounts, but they are advised by financial 39 advisors on either a discretionary or non-discretionary basis.

ASSET MANAGEMENT SERVICES NET FLOWS OF FINANCIAL ASSETS UNDER MANAGEMENT - AMS (March 31, 2018) Financial Assets Under Management Non-Discretionary Asset-Based Programs** 23.6% 23.1% 23.1%* 20.8% 17.8% 16.3% 15.8% 14.8% 14.1%* 13.1% 12.5% 12.7% 11.3% 11.6% 11.5% 7.1% FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 *First two quarters of fiscal 2018, annualized. 40 **The firm does not have discretion over the investments in these accounts, but they are advised by financial advisors on either a discretionary or non- discretionary basis. Note: AMS flow calculation includes sales and contributions less cancelled accounts and withdrawals

ASSET MANAGEMENT SERVICES INVESTMENT PERFORMANCE HIGHLIGHTS - AMS (March 31, 2018) AMS Managed Performance VS. PEER GROUPS FREEDOM EXCESS RETURNS 3Y 5Y 10Y Conservative Balanced (50%/50%) +0.7% +0.5% +0.4% Balanced (65/35) +0.9% +0.6% +0.3% Balanced with Growth (80/20) +1.6% +0.5% +0.1% Growth (100% Equity) +1.5% +0.1% -0.7% 41

CARILLON TOWER ADVISERS (CTA) 42

CARILLON TOWER ADVISERS

Carillon Tower Advisers (CTA) is structured as a global investment-management firm that leverages a multiple-boutique business model to deliver a range of investment strategies through independent investment affiliates. Our autonomous investment teams manage over $61.8 billion* in assets under management and 5.8 billion* in assets under advisement for a diverse client base including institutions and private clients.

CARILLON TOWER ADVISERS PLATFORM

Multi-Boutique Corporate Structure

RAYMOND JAMES® Financial

CARILLON TOWER ADVISERS

Business Services

Legal	Compliance
Accounting	Real Estate
Human Resources	IT
Mutual Fund Administration	

Marketing and Distribution

- 85+ marketing and sales associates
- Dedicated RFP team
- Institutional, Retail, DCIO, VA/Sub-advised, RIA

ClariVest Asset Management LLC	Cougar Global Investments	Eagle Asset Management	Reams Asset Management (A Division of Scout Investments)	Scout Investments
$8.0 billion AUM/A	$1.1 billion AUM/A	$31.1 billion AUM/A	$21.9 billion AUM/A	$5.4 billion AUM/A
San Diego, California	Toronto, Ontario	St. Petersburg, Florida	Columbus, Indiana	Kansas City, Missouri
Founded in 2006	Founded in 1993	Founded in 1984	Founded in 1981	Founded in 1982

*Includes Carillon Tower Advisors, Inc. Affiliates, Eagle Asset Management, Inc. ($30.0 billion) and Eagle's wholly owned subsidiary Eagle Boston Investment Management, Inc. ($1.1 billion) as well as ClariVest Asset Management LLC ($8.0 billion); Cougar Global Investments LTD ($1.1 billion); Scout Investments ($5.4 billion); and Reams Asset Management ($21.9 billion) which is a division of Scout Investments.

43 RAYMOND JAMES®

CARILLON TOWER ADVISERS DIVERSIFICATION BY PERCENTAGE OF ASSETS UNDER ADMINISTRATION FY 2012 FY 2018* 64% U.S. Small 34% Cap/SMID/Mid Cap 12% U.S. Large Cap 13% 24% Fixed Income 47% 0% International 5% * Period also includes 1% concentration of Other, which includes global, micro and tactical allocation strategies 44 Note: Includes financial assets under management only; excludes non-discretionary asset-based programs

CARILLON TOWER ADVISERS FINANCIAL ASSETS UNDER MANAGEMENT - CTA (March 31, 2018) BY DISTRIBUTION CHANNEL SALES BUILD-OUT 100% = $61.8 billion  Restructured the sales/distribution team of Approximately 5% of CTA’s AUM is 80+ professionals as part of the Scout & distributed through Retail SMA Reams integration RJF’s Private Client 16.2% Group  Upgraded leadership of strategic accounts Eagle Funds and DCIO sales from Scout & Reams 25.1% Institutional 49.1%  Established dedicated Scout & Reams sales specialists Subadvisory 9.7% Note: Includes financial assets under management only; excludes non-discretionary 45 asset-based programs

CARILLON TOWER ADVISERS NET FLOWS OF FINANCIAL ASSETS UNDER MANAGEMENT – CTA* 8.8%** 4.9% 2.3% 0.9% 4.4% FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 -4.7% -4.5% -6.6% *Excludes non-discretionary asset-based programs 46 **First two quarters of fiscal 2018, annualized Note: CTA flow calculation includes sales and contributions less cancelled accounts and withdrawals

ASSET MANAGEMENT GROUP SCOUT & REAMS POST-ACQUISITION UPDATE Benefits to Carillon  Firm AUA/AUM: $27B  Strong, saleable track records  Run Rate Revenue: $74M  Materially diversifies Carillon platform  40-Act Fund AUA/AUM: $6B  Provides expertise in RIA distribution  Tax shield  Significant growth capacity Affiliate Overview  REAMS Fixed Income AUM of $22B  SCOUT Equity AUM of $5B  Core  Mid Cap  Core Plus  Small Cap  Unconstrained  International  Long Duration All figures above are as of March 31, 2018. 47

ASSET MANAGEMENT GROUP The outlook for the Asset Management segment is continued growth of assets, largely driven by growth in the Private Client Group and a focus on acquisitions and lift outs to diversify and strengthen the array of products for clients. A structural headwind expected to continue impacting the Asset Management business is the trend from actively managed products to passive products. OUTLOOK Attractive Growth of Fee Based Assets, Driven by the Private Client Group Segment Lift outs and Acquisitions to Continue Expanding Product and Distribution Expertise Product Development in both AMS and CTA to Deepen Relationships with Clients 48

EQUITY CAPITAL MARKETS Jim Bunn Co-President, Global Equities & Investment Banking 49

CAPITAL MARKETS SEGMENT Net Revenues Pre-Tax Income ($ millions) ($ millions) 5% 5-YR 13% 5-YR CAGR CAGR 1,014 953 963 1,002 927 895* 805 131 139 141 102 107 76 447 42* 21 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 50 Notes: Charts not to scale; CAGR: 5-Year 2017

CAPITAL MARKETS SEGMENT FYTD 2018 CAPITAL MARKETS SEGMENT NET REVENUES 100% = $447 million ECM (Canada/Other) 7% Tax Credit Funds 6% ECM (US/Europe) 47% Fixed Income 40% 51

EQUITY CAPITAL MARKETS EQUITY CAPITAL MARKETS United States & Europe Net Revenues ($ millions) 11% 5-YR CAGR 464 415 419* 379 405 366 281 210 FY 12 FY13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 52 Note: CAGR: 5-Year 2017

EQUITY CAPITAL MARKETS GLOBAL INVESTMENT BANKING REVENUES - ECM ($ millions) 14% 5-YR CAGR 301 274* 251 236 214 203 155 137 FY 12 FY13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 53 Note: CAGR: 5-Year 2017

EQUITY CAPITAL MARKETS U.S. INVESTMENT BANKING - ECM M&A/PP** ADVISORY REVENEUES ($ millions) 23% 5-YR 229 225* CAGR 165 156 148 132 80 112 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 54 **Merger & Acquisition 1and Merger Private and acquisition Placement fees and private placement advisory fees Note: CAGR: 5-Year 2017

EQUITY CAPITAL MARKETS U.S. Investment Banking: Advisory March 2018 August 2017 Announced May 2018 May 2018 May 2018 August 2017 Has entered into an Has entered into a definitive Auto and Mortgage Lending Has acquired Has been acquired by Has been acquired by agreement to acquire agreement to merge with Solution Businesses 1.1 million acres from Has sold a majority interest to $1.4 billion $1.4 billion $460 million $395 million $15 billion $260 million November 2016 July 2017 May 2017 April 2017 January 2017 October 2016 has acquired Has acquired Preferred Stock Investment Has merged with Has been acquired by a wholly-owned subsidiary of Has been acquired by $280 million $540 million $334 million $257 million $535 million $780 million 55

EQUITY CAPITAL MARKETS U.S. INVESTMENT BANKING: EQUITY UNDERWRITING Number of RJ Deals RJ as Active Bookrunner 132 32% 122 31% 119 112* 27% 109 26% 25% 90 22% 75 19% 56 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 56

EQUITY CAPITAL MARKETS Investment Banking Recent Accolades 2018 2017 • Information Technology Deal of the Year • # 2 in Shareholder Activism Defense • Corporate/ Strategic Deal of the Year ($100MM-$1B) • M&A Deal of the Year ($250MM-$1B) • Cross Border Deal of the Year ($100MM-$250MM) 2016 • Private Equity Deal of the Year ($100MM-$250MM) • Investment Bank of the Year • Medical Services & Materials Deal of the Year (MM) 2017 • Deal of the Year ($500MM - $1 Billion) • Cross Border Deal of the Year ($500M-$1B) • Industrial Services Restructuring of the Year • Financials Deal of the Year • Divestiture Deal of the Year • Out-of-court Restructuring of the Year • Three Emerging Professional Awards 2015 • M&A Investment Bank of the Year – USA 2016 • Most Outstanding M&A Focused Corporate Finance Firm • M&A Deal of the Year (Over $500MM - $1 Billion) • Private Equity Deal of the Year (Over $500MM - $1 Billion) • Cross Border Deal of the Year (Over $500MM - $1 Billion) 2015 • International Technology Deal of the Year (Over $250mm) • Best Investment Services Provider – USA 57

EQUITY CAPITAL MARKETS European Investment Banking In June 2016, Raymond James acquired Mummert & Co., a leading European advisory firm based in Munich, Germany to create a platform for further international expansion, add highly complementary industry coverage, enhance our cross-border transaction expertise and grow our network of strategic decision makers and investors April 2017: Opened an office October 2017: Opened an in Frankfurt, Germany office in London, England Today, 14 Managing Directors and 8 Senior Advisors in Munich, Frankfurt and London lead our European coverage in the Consumer, Health Care, Industrials and Technology & Services sectors Consumer Health Care Industrials Technology & Services Technology & Services Technology & Services October 2017 August 2017 December 2017 May 2018 January 2018 August 2017 Has acquired Has acquired a majority Has been acquired by Has sold its automotive electronics operations Has been acquired by Has completed a public takeover of stake of in La Ferté-Bernard to From £224 million $459 million 58

EQUITY CAPITAL MARKETS INSTITUTIONAL EQUITY COMMISSIONS ($ millions) Only represents ~3.5% of RJF’s Net Revenues 261 247 247 230 228 223 199* 100 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 59

EQUITY CAPITAL MARKETS U.S. EQUITY RESEARCH* 888 Total Companies Industry Focus Market-Cap Focus** < $100 Transportation, million, 1.5% 32 Consumer, 85 $500 million- $100 million, 10.6% $10 billion+, Technology & Communications, 28.4% 181 Energy, 141 $2 billion- $500 million, 25.2% Real Estate, 89 $10 billion-$5 Financial billion, 12.2% Services, 206 Industrial, Healthcare, 133 21 $5 billion-$2 billion, 22.0% *As of April 30, 2018; Total excludes 23 companies pending reassignment. 60 **Total may not sum to 100% due to rounding

EQUITY CAPITAL MARKETS Global Equity Research Ranked #1 in “Top Five Relationships for Small/Mid-Cap Portfolio Managers” The Raymond James Equity Research team is composed of more than 70 fundamental equity analysts covering Ranked #1 in Overall U.S. Small/Mid-Cap Equity Sales & approximately 900 U.S. companies, more than 225 Corporate Access Quality Canadian companies and nearly 1,300 companies globally Ranked #1 for Share of Small/Mid-Cap Industry Research Citations Ranked #1 in Healthcare Services, Energy Exploration and Production, and Telecommunication Services Ranked #2 in Financials, Energy Oilfield Services, and Restaurants Ranked #2 in Overall U.S. Small/Mid-Cap Research/Advisory COVERED COMPANIES Penetration Ranked #2 in Overall U.S. Small/Mid-Cap Equity Research Product & Analyst Service Quality Ranked #3 in Overall U.S. Small/Mid-Cap Best U.S. Equity Trading Coverage for Small/Mid-Cap Equities Note: Analyst and coverage data per Raymond James April 2, 2018 Global Equity Research Register. Data 61 is from the 2017 Greenwich SMID PM Study.

2018 GROWTH INITIATIVES Advisory . Continue to improve key operating metrics: average fee, deal size, revenue per MD, revenue per banker . Capitalize on 2017 senior banker hires in Europe to significantly increase European revenues . Selectively but aggressively add senior banker talent through targeted recruiting . Grow share of wallet from private equity firms . Develop and introduce leveraged finance capabilities to enhance Advisory business, increase opportunities . Increase mind/wallet share within public company board rooms through offerings like Activism Response and Contested Situations (ARCS) team . Implement strategy to address China/Asia cross-border M&A and investment opportunity in a resource-light, cost-effective manner 62

2018 GROWTH INITIATIVES (CONT.) Equity Underwriting . Continue to invest in and grow the U.S. platform, in particular in life sciences, financial services, real estate and energy . Increase market share of target transaction fees Research, Sales & Trading • Increase wallet share of NY hedge fund market and at other “Platinum” accounts • Grow middle market business • Explore and pursue opportunities to monetize research outside of US and Europe • Execute MiFID II strategy in Europe and U.S., as appropriate • Maintain cost discipline in Equity Research while adding differentiating research, such as recent addition of Public Policy Analyst 63

EQUITY CAPITAL MARKETS OUTLOOK The M&A pipeline for the second half of fiscal 2018 is strong Since late March, the relative stability in the equity markets has enabled a broadening of ECM business, with strong participation from technology, industrials, and financials; backlog remains high, boding well for continued robust activity through the summer Continued pressure on Equity Sales and Trading business due to both cyclical and structural factors 64

PRIVATE CLIENT GROUP Tash Elwyn President, Raymond James & Associates, Private Client Group 65

PRIVATE CLIENT GROUP Over 7,600 financial advisors Approximately 3 million client accounts Approximately $695 billion in PCG client assets under administration Over 3,000 locations, including major financial centers in North America and abroad As of March 31, 2018 66

PRIVATE CLIENT GROUP The Private Client Group segment includes multiple affiliation options – referred to as AdvisorChoice® – as well as support functions, including technology, operations and practice management. 67

PRIVATE CLIENT GROUP Raymond James is one of the largest private client firms in the industry. Client Assets Rank Firm FAs ($ billions) 1 Bank of America / Merrill Lynch $2,725 17,367 2 Morgan Stanley 2,373 15,712 3 Wells Fargo & Co. 1,600 14,544 4 UBS Americas 1,225 6,822 5 Edward Jones & Co. 1,121 16,095 6 RAYMOND JAMES* 695 7,604 7 LPL Financial 615 15,210 8 Ameriprise 495 9,900 *Only includes AUA for PCG; RJF client assets and FA count are as of March 31, 2018; Note: Data from various dates based on 68 availability. The definitions for client assets and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates.

PRIVATE CLIENT GROUP Assets Under Administration Number of Advisors ($ billions) 3.4% 12.4% 5-YR CAGR 5-YR CAGR 695 7,146 7,346 7,604 659 6,596 574 6,210 6,197 6,265 451 453 403 368 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 Q2 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 Q2 18 Employees ICs CAGR: 5-Year 2017 69

PRIVATE CLIENT GROUP Net Revenues Pre-Tax Income ($ millions) ($ millions) 12.3% 11.6% 5-Year 5-Year CAGR CAGR 625* 5,010* 4,422 3,508 3,616 ANNUALIZED 3,280 342 373 2,919 330 341 2,474 215 230 313 313 2,505 2,505 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 2012 and 2013 results were adversely impacted by acquisition-related and certain other expenses that were not included in the “Other” segment prior to retail platform 70 consolidation in Feb. 2013. FY 17 Pre-Tax Income was negatively impacted by the Jay Peak settlement. Charts not to scale; CAGR: 5-Year 2017 * First two quarters of fiscal 2018, annualized

PRIVATE CLIENT GROUP Commissions and Fees ($ millions) 12% 5-YR 4,026* CAGR 3,566 2,937 2,978 2,758 RJIS 2,455 1,564 RJL 2,013 2,056 1,245 1,247 1,186 RJA 1,082 RJFS 835 862 1,717 1,483 1,507 1,171 1,353 1,036 981 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 * First two quarters of fiscal 2018, annualized. 71 Note: RJA includes MK beginning in FY 2012.

PRIVATE CLIENT GROUP SECURITIES COMMISSIONS AND FEES (quarter ended March 31, 2018) Insurance and Annuity Products, 9.8% New Issue Sales Credits, 1.1% Equities and Fixed Income Securities, 11.5% Mutual Funds, Fee-Based 16.6% Accounts, 61.0% RECURRING REVENUE* * 81% of PCG’s total revenue was recurring for the quarter ended March 31, 2018; recurring revenues include asset based 72 fees, trailing commissions from mutual funds, variable annuities and insurance products, mutual fund service fees, fees earned on funds in our multi-bank sweep program, and interest.

PRIVATE CLIENT GROUP CLIENT ASSETS UNDER ADMINISTRATION GROWTH March 31, 2017 to March 31, 2018 22.1% 13.7% 13.1% 11.6% 9.0% 8.8% 8.4% 6.3% 5.4% LPL w/ Raymond Schwab Ameriprise LPL w/o Stifel (SF) Morgan Wells Fargo Bank of Acquisition* James (RJF) (SCHW) (AMP) Acquisition* Stanley (MS) (WFC) America (LPLA) (LPLA) Merrill Lynch (BAC) Note: Based on publicly available information and RJF estimates and analysis. 73 *Acquisition is National Planning Holdings Inc. (NPH)

PRIVATE CLIENT GROUP PRIVATE CLIENT GROUP** TOTAL REVENUE GROWTH Quarter Ended March 31, 2017 to Quarter Ended March 31, 2018 The estimated impact to revenues from the acquisition* was not disclosed. 19.9% 17.4% 15.2% 14.2% 9.7% 7.8% 5.7% -0.4% LPL w/ Raymond Schwab (SCHW) Ameriprise Stifel (SF) Morgan Stanley Bank of America Wells Fargo Acquisition* James (RJF) (AMP) (MS) Merrill Lynch (WFC) (LPLA) (BAC) Note: Based on publicly available information and RJF estimates and analysis. 74 *Acquisition is National Planning Holdings Inc. (NPH) **Private Client Group (PCG) revenues are based on comparable segment’s revenue for the various firms that have large non-PCG segments or based on total revenue for firms that do not have large PCG segments

PRIVATE CLIENT GROUP PRIVATE CLIENT GROUP** FINANCIAL ADVISOR GROWTH March 31, 2017 to March 31, 2018 11.9% 5.3% 4.1% 2.2% -0.6% -1.3% -1.4% LPL w/ Raymond James Bank of America Ameriprise (AMP) Morgan Stanley LPL w/o Stifel (SF) Acquisition* (RJF) Merrill Lynch (MS) Acquisition* (LPLA) (BAC) (LPLA) Note: Based on publicly available information and RJF estimates and analysis. 75 *Acquisition is National Planning Holdings Inc. (NPH) **Private Client Group (PCG) revenues are based on comparable segment’s revenue for the various firms that have large non-PCG segments or based on total revenue for firms that do not have large PCG segments

PRIVATE CLIENT GROUP MARKET SHARE BY STATE*  RJF has the strongest market share in the Sun Belt; economics continue to grow in this area, and there is still upside to gain market share.  RJF market share in California and the Northeast geographies is still in its infancy. With the largest pockets of mature wealth, growth here is a strategic focus. *This state view excludes Alaska and Hawaii, which have 4.5% and 4.4% market share, respectively. Data is as of 76 March 2018.

PRIVATE CLIENT GROUP CLIENT SATISFACTION Top NPS Performing NET PROMOTER SCORE Brands Examples* • Apple 89 • Starbucks 77 90 • Netflix 68 80 • Southwest 62 • Amazon 61 70 60 50 “excellent” 40 30 20 10 0 Raymond James Client Raymond James Client >$1MM Financial Services Average Source: 2018 Client Satisfaction Surveys; Promoters rank satisfaction 9 or 10 on a scale of 1-10; detractors are 6 or 77 lower. Net promoters are promoters minus detractors. *NPS® Benchmarks

PRIVATE CLIENT GROUP ADVISOR SATISFACTION NET PROMOTER SCORE 60 50 “excellent” 40 30 20 10 0 Raymond Raymond Competitor Competitor Competitor Competitor Competitor Competitor -10 James New James -20 Advisor Tenured Advisor -30 -40 Source: RJ 2018 External Advisor Survey and 2017 Internal Satisfaction survey; Promoters rank satisfaction 9 or 10 78 on a scale of 1-10; detractors are 6 or lower. Net promoters are promoters minus detractors.

EXTERNAL ADVISOR SURVEY If you were unable to continue working with your current firm, which other broker/dealers would you consider joining? % of advisors who would consider working for a given firm 60% 51% 50% 40% 36% 30% <23% 20% 10% 0% Raymond James Next Competitor All Others Source: RJ 2018 External Advisor Survey 79 Note: Percentages are based on removal of affiliated firm (self-selected), resulting in different denominators.

PRIVATE CLIENT GROUP SUCCESSFUL RECENT ACQUISITIONS 80

PRIVATE CLIENT GROUP REGULATORY EXPECTATIONS 81

PRIVATE CLIENT GROUP BROKER PROTOCOL 82

PRIVATE CLIENT GROUP OUTLOOK Continued success recruiting and retaining financial advisors across all affiliation options Providing high-quality support, products and technology to help our advisors in serving their clients 83

FINANCIAL REVIEW Jeff Julien Chief Financial Officer, Raymond James Financial 84

TRACK RECORD OF PROFITABLE GROWTH NET REVENUES ($ millions) 10.8% 5-YR CAGR 7,078* 6,371 5,204 5,405 4,862 73.6% 4,488 3,807 69.4% Net Revenues* 66.2% 64.3% 61.3% 56.3% 55.5% Recurring 3,539 Revenues* (%) FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 Annual 14.2% 17.8% 8.3% 7.0% 3.9% 17.9% Growth CAGR: 5-Year 2017 85 *First six months of fiscal 2018, annualized

TRACK RECORD OF PROFITABLE GROWTH PRE-TAX INCOME GROWTH GAAP ($ millions) Pre-Tax Margin* (GAAP) 18.2% 15.4% 15.3% 14.8% 12.4% 12.6% 14.5% 14.4% 5-YR CAGR 1,285** 925 Pre-Tax Income 748 798 801 (GAAP) 564 472 643 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 Annual Growth 2.2% 19.5% 32.6% 6.7% 0.4% 15.5% CAGR: 5-Year 2017 86*Based on net revenues. **First six months of fiscal 2018, annualized

TRACK RECORD OF PROFITABLE GROWTH PRE-TAX INCOME GROWTH NON-GAAP ($ millions; %) 17.6% 18.3% 15.9% 15.4% 15.3% Adjusted Pre- 14.0% 14.4% Tax Margin* (Non-GAAP) 16.0% 5-YR CAGR 1,293*** 1,119 861 748 798 644 Adjusted Pre- 533 Tax Income (Non-GAAP) 647 FY 12 FY 13 FY 14** FY 15** FY 16 FY 17 FYTD 18 Annual 6.0% 20.8% 16.1% 6.7% 7.9% 30.0% Growth CAGR: 5-Year 2017. Adjusted pre-tax income and adjusted pre-tax margin are non-GAAP financial measures. Please see the Appendix to this presentation for a reconciliation to the most directly comparable U.S. GAAP measure, and other important disclosures. 87 *Based on net revenues. **There were no non-GAAP adjustments during these periods. ***First six months of fiscal 2018, annualized.

TRACK RECORD OF PROFITABLE GROWTH PRE-TAX INCOME BY CORE SEGMENT as of Q2 FY 2018 ($ millions; %) Asset Management, 18% Capital $113 Markets, 3% $21 PCG, 49% $313 $232 RJ Bank, Other: (6%) 36% 88

TRACK RECORD OF PROFITABLE GROWTH QUARTERLY RETURN ON EQUITY* GAAP Non-GAAP 16.8% 16.0% 15.8% 16.7%** 14.4% 14.0% 14.0% 14.1% 11.8% 13.8% 14.2% 11.7% 10.7% 8.8% 8.4% Q3 FY16 Q4 FY16 Q1 FY17 Q2 FY 17 Q3 FY17 Q4 FY17 Q1FY 18 Q2 FY18 * Quarter, annualized 89 **There was no non-GAAP adjustment during this period Non-GAAP Return on Equity is a non-GAAP financial measure. Please see the Appendix to this presentation for a reconciliation to the most directly comparable U.S. GAAP measure, and other important disclosures.

TRACK RECORD OF PROFITABLE GROWTH RETURN ON EQUITY VS. RETURN ON TANGIBLE EQUITY* 2.0% 18.7%* 16.7% Q2 FY 2018 Portion Q2 FY 2018 Annualized Annualized Return Attributable to Return on Tangible on Equity Goodwill and Equity* Intangible Assets *Return on Tangible Equity is a non-GAAP financial measure. Please see the Appendix to this presentation for a reconciliation to the most 90 directly comparable U.S. GAAP measure, and other important disclosures.

BALANCE SHEET HIGHLIGHTS (March 31, 2018) Total Assets $36.0 billion Equity Attributable to RJF $5.9 billion Approximately Consolidated Cash $3.1 billion $1.2 billion at RJF* Shares Outstanding 145.6 million Book Value Per Share $40.82 Leverage (Assets / RJF Equity) 6.1x To be Considered Leverage Ex. RJ Bank 3.6x “Well Capitalized” Total Capital Ratio 24.3% 10% Tier 1 Leverage Ratio 15.0% 5% *Approximately $1.20 billion of our total March 31, 2018 cash and cash equivalents included cash on hand held at the parent, as well as 91 parent cash loaned to RJ&A.

CONSERVATIVE FINANCIAL MANAGEMENT

Dividends:

- Target is typically 15-25% of earnings. In market downturns, the company maintains its most recent dividend if feasible.

Securities Repurchases:

- Historically, an opportunistic approach. Typically target stock repurchases when the price of RJF stock falls to relatively low price multiples and to purchase shares surrendered by employees as payment for option exercises.
- On May 22, 2018, RJF announced an increase of its securities repurchase authorization to $250 million.


27.4%
23.0%
23.0%
16.8%
22.0%
28.6%
17.7%
16.8%
31.3%
15.3%

Average Dividend Payout

22.2%

	Q1 FY 2016	Q2 FY 2016	Q3 FY 2016	Q4 FY 2016	Q1 FY 2017	Q2 FY 2017	Q3 FY 2017	Q4 FY 2017	Q1 FY 2018	Q2 FY 2018
Dividend per Share*	$0.20	$0.20	$0.20	$0.20	$0.22	$0.22	$0.22	$0.22	$0.25	$0.25
Earnings per Diluted Share (GAAP)	$0.73	$0.87	$0.87	$1.19	$1.00	$0.77	$1.24	$1.31	$0.80	$1.63
Adjusted Earnings per Diluted Share** (Non-GAAP)	$0.73	$0.90	$0.96	$1.34	$1.21	$1.28	$1.26	$1.47	$1.61	NA***

On May 22, 2018, RJF announced a 20% increase in its quarterly dividend to $0.30 per share.

*Timing of quarterly dividends based on payment date to shareholders
**Adjusted Earnings per Diluted Share is a non-GAAP financial measure. Please see the Appendix to this presentation for a reconciliation to the most directly comparable U.S. GAAP measure, and other important disclosures.
***There was no non-GAAP adjustment during this period.

92

RAYMOND JAMES®

CONSERVATIVE FINANCIAL MANAGEMENT DOMESTIC CLIENT CASH SWEEP BALANCES* TO TOTAL CLIENT ASSETS UNDER ADMINISTRATION (%) 10.0% 9.5% 9.0% 8.5% 8.0% 7.5% 7.7% Average 7.0% 6.5% 6.0% 5.5% * Does not include cash held through non-money market mutual funds or cash equivalents, etc. Domestic retail business only. 93

CONSERVATIVE FINANCIAL MANAGEMENT

OVERVIEW OF SENSITIVITY TO CHANGES IN SHORT-TERM INTEREST RATES
(March 31, 2018; $ billions)



DOMESTIC CLIENT CASH SWEEPS BALANCES
(~$43)
Brokerage Client Cash / Client Interest Program (~$3)
Raymond James Bank Deposit Program (RJBDP) (~$38)
Money Market Mutual Funds (~$2)
to Raymond James Bank (~$18)
to unaffiliated banks (~$20)
CORRESPONDING ASSETS
Client Margin Loans (~$2)
• NII to PCG Segment
Segregated Assets (~$1*)
• NII to PCG Segment
Raymond James Bank's Earning Assets (~$18***)
• NII to Raymond James Bank
• Account and Service Fees to PCG Segment**
Off-Balance Sheet Assets Earning Fees (~$22)
• Account and Service Fees to PCG Segment

*Segregated assets of $1 billion reflect portion attributable to corresponding cash balances, the actual amount of $2.5 billion includes other items.
** These Account and Service Fees from RJ Bank to PCG are eliminated in the consolidated financial statements.
***Average earning assets for RJ Bank was ~$22 billion for the period; the ~$18 billion represents the estimated amount funded with Client Cash (the other portion funded with capital, other borrowings, and other cash balances). Note: The diagram does not contain all of the firm's interest bearing assets and liabilities; instead, the diagram is intended to only illustrate those interest bearing assets and liabilities that are related to domestic client cash balances; the numbers on this page are directional and may not tie perfectly to other financial reports.

94

RAYMOND JAMES®

CONSERVATIVE FINANCIAL MANAGEMENT RJ BANK DEPOSIT PROGRAM (RJBDP) September 30, March 31, 2015 2018 Federal Funds Target Rate 0%-0.25% 1.50%-1.75% RJBDP balances at third-party banks $18.5 billion $19.7 billion Net Spread on RJBDP ~0.25% ~1.50% balances at third-party banks 95

FINANCIAL TARGETS FIRM TARGETS: PRE-TAX MARGIN*, COMPENSATION RATIO*, AND RETURN ON EQUITY Metric Previous New Target** Commentary Target Pre-Tax Margin* >17% >18% • New Targets by segment: PCG (12.5%+), Capital Markets (10%+), Asset Management (33%+) • Previous Targets by segment: PCG (12%), Capital Markets (15%), Asset Management (30%+) Compensation <67% <66.5% Ratio* Return on Equity 14%-15% 16%-17% Effective Tax N/A • 27%-28% for Rate*** remainder of FY 18 • 24%-25% starting in FY 19 *On net revenues. **These targets are operating targets that exclude any potential non-GAAP items. Achieving these targets could be impacted by various factors. 96 ***Future effective tax rate will be impacted by non-taxable items (e.g. gains or losses earned on COLI and tax-exempt interest), non-deductible expenses (e.g. meals and entertainment) and vesting and exercises of equity compensation. Note: The firm targets above are based on current market / interest rate environment.

PRIVATE CLIENT GROUP FINANCIAL ADVISOR TRANSITION ASSISTANCE AND RETENTION COSTS PRIVATE CLIENT GROUP FINANCIAL ADVISOR TRANSITION ASSISTANCE & RETENTION COSTS Represents a 3.86% 4.9% impact to 3.49% the PCG 3.23% segment Impact to RJF’s 3.19% Compensation Ratio and Pre-Tax Margin** 246 247* 175 166 Financial Advisor Retention and Transition Assistance Amortization ($ millions)*** 123 FY 15 FY 16 FY 17 FYTD 18 *First six months of fiscal 2018, annualized 97 **On net revenues ***This is reflected in compensation expense on the income statement.

RAYMOND JAMES BANK UPDATE 98

RAYMOND JAMES BANK RJ BANK TOTAL ASSETS (Average Balances as of Q2 FY 2018) Cash and Other Assets, 7% Available-for- Sale Securities, Commercial and 11% Industrial Loans, 35% Tax-Exempt Loans, 5% Securities Based Loans, 12% Residential Commercial Real Mortgages, 15% Estate Loans, 15% 99

RAYMOND JAMES BANK Net Revenues Pre-Tax Income ($ millions) ($ millions) Net 3.50% 3.25% 3.15% Interest 3.07% 3.04% 3.10% 2.98% Margin 11% 5-YR CAGR 688* 464* Net 593 409 Revenues 494 337 279 414 268 240 243 336 347 352 344 232 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 *First six months of fiscal 2018, annualized 100 CAGR: 5-Year 2017 Notes: Charts not to scale.

RAYMOND JAMES BANK NET LOAN GROWTH ($ millions) 16% 5 -YR CAGR 18,151 17,007 15,211 12,988 10,964 7,992 8,821 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 CAGR: 5-Year 2017 101

RAYMOND JAMES BANK KEY CREDIT TRENDS PROVISION EXPENSE NET CHARGE OFFS ($ thousands) ($ thousands) 25,894 28,167 23,570 24,214 20,652 13,309 13,565 12,987 * 7,549 * 1,747 3,009 3,715 2,565 -2,757 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 NONPERFORMING ASSETS ALLOWANCE FOR LOAN LOSSES (% of total assets) (% of loans) 1.81% 1.18% 1.52% 0.99% 1.33% 1.32% 1.30% * 0.69% 1.11% 1.07% 0.50% 0.39% * 0.21% 0.17% FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FYTD 18 102 *First six months of fiscal 2018. Notes: Charts not to scale.

SECURITIES PORTFOLIO RJ Bank’s Agency-Backed Securities Portfolio ($ billions) ~$6.00 +$3.5 B +$1.5 B $2.29 $2.45 $1.88 $2.08 $1.55 $0.99 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 2022 - Current Plan Considerations  Limit duration risk, especially in a rising interest rate environment.  Minimize credit risk: focus on investing in Agency-Backed securities.  Continue providing the maximum amount of FDIC insurance to clients as possible. 103

EXECUTIVE COMMITTEE BIOS 104

EXECUTIVE COMMITTEE BIOS Paul Reilly Presenting Chairman & Chief Executive Officer Raymond James Financial Paul Reilly became chief executive officer of Raymond James Financial in May 2010, after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2006. From July 2007 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was CEO at KPMG International, a firm of more than 100,000 employees with annual revenues of $12 billion. Based in Amsterdam, he was responsible for the overall strategy and implementation of the firm's products, services and infrastructure on a global basis. Before being named CEO at KPMG, he ran the firm's financial services business and earlier had held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Mendoza Graduate Alumni Board and the Business Advisory Council, and being recognized as a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation. He is a financial services industry leader, serving on the board of the Financial Services Roundtable and as an executive committee member of SIFMA, and also is active in charitable causes, including involvement with the National Leadership Roundtable on Church Management, Our Lady of Divine Providence House of Prayer in Clearwater, Florida, the United Way Suncoast, and the American Heart Association’s Tampa Bay Heart Walk. 105

EXECUTIVE COMMITTEE BIOS Jeff Dowdle Presenting President Asset Management Group Serving as president of Raymond James Financial Inc.’s asset management group, Jeff Dowdle oversees the firm’s investment management subsidiaries and fee-based advisory programs. A 23-year veteran of Raymond James, Mr. Dowdle was previously president of the Asset Management Services division and senior vice president of Raymond James & Associates. In 1987, Mr. Dowdle entered the financial services industry as a financial analyst for Simmons & Company International in Houston, Texas. He began his association with Raymond James in 1991 working for Tom James as assistant to the chairman. Mr. Dowdle joined the Asset Management Services division in 1993 and assumed management responsibility in 1999. From 1999 to 2001, he served as a member of the Raymond James & Associates Executive Council, and served as a director of the Awad Asset Management subsidiary from 2001 to 2006. Mr. Dowdle graduated summa cum laude in 1987 from Rice University with a bachelor’s degree in economics and mathematical sciences, and was also inducted as a Phi Beta Kappa member that year. In 1990, he earned his MBA with distinction in finance from the Wharton School of Business at the University of Pennsylvania. He graduated from the Securities Industry Institute at the Wharton School of Business in 1999 and earned his Certified Investment Management AnalystSM designation in 2004. Mr. Dowdle resides in Tampa with his wife, Jeanne, and their children: Matthew, James, Emma and George. His daughter, Elizabeth, and her husband, Eric, reside in Virginia. 106

EXECUTIVE COMMITTEE BIOS James Bunn Presenting Co-President Raymond James & Associates Global Equities and Investment Banking Jim Bunn is the co-president of Global Equities & Investment Banking and head of Investment Banking for Raymond James. Prior to his current role, Mr. Bunn served as the head of Investment Banking. From 2009 to 2013, Mr. Bunn was a Managing Director and Co-Head of Technology Services group for Raymond James. He has more than 17 years of investment banking experience working with software, transaction processing and technology-enabled outsourcing companies. Prior to joining Raymond James, Mr. Bunn was head of the financial technology investment banking practice for Lane, Berry & Co., a leading middle market advisory firm that was acquired by Raymond James in 2009. Prior to Lane Berry, Mr. Bunn was with Citigroup Global Markets in the electronic financial services group focusing exclusively on the financial technology, payment and transaction processing industries. Mr. Bunn has completed more than 75 transactions over the course of his career. He received both his undergraduate degree and his MBA from the University of Michigan. 107

EXECUTIVE COMMITTEE BIOS Tash Elwyn Presenting President Raymond James and Associates Private Client Group As President of Raymond James & Associates (RJA) since January 2012, Tash Elwyn supports the financial advisors in our employee Private Client Group. He also serves on the Board of Raymond James Bank and was formerly on the Board of Raymond James Trust. Prior to being appointed to his current position, Elwyn served for five years as divisional director, senior vice president of the Atlantic Division of RJA. In that role, he devoted his energies to attracting new advisors to the firm and supporting advisors’ growth plans and adoption of best practices. Elwyn began his career at Raymond James in 1993 as a financial advisor trainee out of college. After building a successful practice, he became an assistant branch manager in Atlanta and subsequently a branch manager in Chattanooga. Elwyn is a graduate of Emory University in Atlanta and has continued to be active with the school throughout his career. He has served on the Emory Board of Governors, the Emory College Alumni Board and the Alumni Admissions Network, and has been a mentor in the Emory Career Network. Elwyn is also an alumnus of the Securities Industry Institute, an educational partnership between the Wharton School of the University of Pennsylvania and the Securities Industry and Financial Markets Associations (SIFMA), and completed the Strategic Thinking and Management for Competitive Advantage program at the Aresty Institute of Executive Education at Wharton. Most recently, he attended the Darden/SNL Executive Program in Bank Financial Leadership at the University of Virginia. Alongside other top executives throughout the state, Elwyn was a member of the 2016 Florida Executive Leadership Program. A native of Boston, Elwyn grew up in Stone Mountain, Georgia, and today lives in St. Petersburg, Florida, with his wife and two children. He is active locally in the University of South Florida Corporate Mentor Program, as a board member of the St. Petersburg Opera, the St. Petersburg Area Chamber of Commerce and the Pinellas Education Foundation. 108

EXECUTIVE COMMITTEE BIOS Jeffrey P. Julien Presenting Chief Finance Officer Executive Vice President, Finance Raymond James Financial In addition to his positions as executive vice president of finance and chief financial officer of Raymond James Financial, Inc., Jeff Julien serves as chairman of the board of both Raymond James Trust and Raymond James Bank. He also serves in a director capacity for many of the firm’s other subsidiaries. His responsibilities include managing all aspects of financial reporting, corporate taxation, certain employee benefit and insurance programs, cash management, transaction cost analysis, corporate acquisition analysis and new business development. He also oversees operations of Raymond James Bank and Raymond James Trust. Mr. Julien joined Raymond James in 1983 after working as CPA for Price Waterhouse (now PricewaterhouseCoopers) in Tampa, Florida. He became chief financial officer in 1987. Mr. Julien earned his bachelor’s degree in management science with a concentration in accounting from Duke University in 1978. 109

EXECUTIVE COMMITTEE BIOS Steve Raney Not Presenting President and CEO Raymond James Bank Steve Raney is a Tampa native and has worked in the area’s banking community since 1988. He is the president and CEO of Raymond James Bank, a wholly owned subsidiary of Raymond James Financial. The bank’s core business includes a residential lending platform that supports the mortgage loan needs of the firm’s clients, specialized lending to high net worth clients, as well as a significant corporate and commercial real estate lending business. Mr. Raney also serves as chairman of the board of Raymond James Trust and is one of the firm’s representatives on the Financial Services Roundtable, an industry leadership group of the 100 largest financial services firms in the country. He also serves as executive sponsor of the Raymond James African Heritage Network, one of the firm’s employee resource groups, and serves as Raymond James’ representative on the board of the Tampa Bay Partnership. Prior to joining Raymond James Bank in 2006, he worked for Bank of America for 17 years serving as Tampa president and commercial banking executive for Central Florida. He earned a bachelor’s degree in finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. Mr. Raney serves as chairman of the board of trustees of the Tampa Bay History Center and is on the board of directors for the Pinellas chapter of Starting Right, Now, a program aimed at meeting the needs of homeless high school students. He is one of the founding members of the Tampa Bay Council of the American Enterprise Institute. 110

EXECUTIVE COMMITTEE BIOS Jeffrey Trocin Not Presenting Co-President Raymond James & Associates Global Equities and Investment Banking Jeff Trocin joined Raymond James in 1986 and serves as president of Global Equities and Investment Banking. He also serves as a member of the firm’s Executive Committee and Capital Markets Commitment Committee. Mr. Trocin initially worked as an investment banker for Raymond James and held a variety of roles in that department prior to assuming leadership of the firm’s Equities and Investment Banking divisions, which includes investment banking, research, institutional sales and trading, and capital markets/syndicate operations, in 1996. Mr. Trocin holds an MBA from the Harvard Business School and a BBA in economics, with honors, from the University of Miami. 111

EXECUTIVE COMMITTEE BIOS Dennis Zank Not Presenting Chief Operating Officer Raymond James Financial Chief Executive Officer Raymond James & Associates Dennis Zank serves as chief operating officer of Raymond James Financial, Inc. as well as Chief Executive Officer of Raymond James & Associates (RJA). In his current role, he oversees our domestic Private Client Group businesses as well as many of the firm’s corporate administrative and support departments. Dennis was appointed president of RJA in 2002 and prior to that role served as executive vice president of operations and administration. In that role, he directed securities and customer operations, client services, information technology, office services, human resources, financial and regulatory reporting, and international operations. Dennis joined Raymond James’ Accounting Department in 1978, becoming the controller in 1982. He was appointed treasurer in 1985 and was promoted to senior vice president in 1986 and executive vice president in 1992. From 2000 to 2006, Dennis served on the board of directors of the Options Clearing Corporation. He also served a three-year term on the board of directors of the National Securities Clearing Corporation from 1994 to 1997. A 1976 graduate of the University of South Florida with a bachelor’s degree in accounting, he earned his MBA from the University of Tampa in 1982. 112

EXECUTIVE COMMITTEE BIOS Not Presenting Bella Allaire Executive Vice President Technology and Operations As executive vice president of technology and operations for Raymond James, Bella Loykhter Allaire oversees the firm’s technology and operations functions, including client service and the technology platforms for our advisors and capital markets professionals. Previously, she was managing director and chief information officer of UBS Wealth Management Americas, where she developed and executed the strategic road map to transform legacy Paine Webber technology into a differentiating wealth management platform. She began her career at Prudential Securities, where she worked for 26 years in a variety of capacities in its technology area before being promoted to executive vice president and chief information officer in 2000. During her tenure as CIO, managing a team of more than 2,000 professionals with a budget of more than $500 million, she was recognized for her leadership in establishing the firm’s technology platform as a model for best practices in supporting financial advisors and their clients. After Wachovia’s acquisition of Prudential Securities in 2003, Ms. Allaire became a technology strategy consultant to Morgan Stanley and served as CEO of Wealthigen, initiating a securities line of business for Exigen Group, a software development firm. Her professional affiliations include Fortune magazine’s 500 Most Powerful Women in Business, Wall Street Technologists Board of Directors and the NASDAQ Technology Group. Born and educated in Ukraine, earning her bachelor’s degree from Lviv University, she immigrated to the United States in 1977. 113

EXECUTIVE COMMITTEE BIOS Paul Allison Not Presenting Chairman and CEO Raymond James Ltd. As chairman and chief executive officer of Raymond James Ltd., Paul Allison oversees business-building efforts and strategic leadership of the firm’s Canadian operations, including Equity Capital Markets and Private Client and Corporate Services. Mr. Allison also oversees Raymond James Financial business in the UK. Prior to joining the firm in August 2008, he worked as executive vice president and vice-chairman at Merrill Lynch Canada, as well as co- head of the firm’s investment banking business. Before joining Merrill, he was head of equity capital markets at BMO Nesbitt Burns, one of Canada’s leading bank-owned investment dealers. Mr. Allison brings more than 30 years of senior capital markets and investment banking experience to this role, including underwriting and arranging public and private debt and equity capital raising, as well as developing and managing retail products. An active volunteer in various charitable and industry organizations, he is board chair of Drug Free Kids Canada, past board chair of the Humber River Hospital, member of the Humber River Hospital Foundation campaign cabinet, a member of the board of directors of the Industry Investment Regulatory Organization of Canada, member of the Deans Business Advisory Council DeGroote School of Business McMaster University, and a former director of the Investment Industry Association of Canada. Mr. Allison holds a Master of Business Administration degree and a bachelor’s degree in mechanical engineering and management from McMaster University. He is a member of the Association of Professional Engineers of British Columbia. 114

EXECUTIVE COMMITTEE BIOS John Carson Jr. Not Presenting President Raymond James Financial John Carson is president of Raymond James Financial, Inc. and a member of the firm’s executive committee. He also serves as head of the fixed income and public finance divisions, as well as head of corporate development for RJF. Mr. Carson joined Raymond James in April 2012 when Morgan Keegan was acquired by Raymond James. He joined Morgan Keegan in the fixed income department in 1994 and became chief executive officer of Morgan Keegan & Company in 2008. He served on the ALCO and management committees of Regions Financial Corporation from 2007 to 2012. Mr. Carson began his career at Chase Manhattan Bank in New York and in Caracas, Venezuela, where he focused on correspondent banking and currency arbitrage. He subsequently joined Morgan Stanley & Co., where he traded repo, U.S. agency debt, and mortgage-backed securities in New York and Tokyo. He briefly worked for Security Pacific as director of agency trading in Los Angeles and subsequently U.S. dollar- denominated trading in Tokyo, before returning to Morgan Stanley to serve as manager of asset-backed products in Asia. Originally from La Jolla, California, Mr. Carson holds a Bachelor of Arts degree from Dartmouth College, with a double major in international economics and history, and an MBA from Harvard Business School. He and his wife, Suki, have four sons. 115

EXECUTIVE COMMITTEE BIOS Scott Curtis Not Presenting President Raymond James Financial Services Private Client Group As president of Raymond James Financial Services (RJFS), Scott Curtis directs Raymond James’ independent advisor business, including its Financial Institutions Division. The 3,900 financial advisors of RJFS generate approximately 30% of the firm's annual revenues. Mr. Curtis was promoted to his current position in January 2012 following six years as senior vice president of Raymond James & Associates Private Client Group (PCG) where he was responsible for prioritizing and directing numerous initiatives focused on revenue growth, efficiency enhancements, service improvement and risk mitigation. Mr. Curtis joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles – including as national sales director for mutual funds and annuities and as president of the firm’s FINRA-registered broker/dealer. Mr. Curtis earned an MBA from the Ross School of Business at the University of Michigan and received a bachelor’s degree in economics and English from Denison University. Mr. Curtis serves on the board of the Financial Services Institute, is a member of the FINRA Independent Dealers/Insurance Affiliates Committee and is a board member of the Chi Chi Rodriguez Youth Foundation. 116

EXECUTIVE COMMITTEE BIOS Not Presenting Jonathan N. Santelli Executive Vice President and General Counsel Raymond James Financial Prior to joining Raymond James as executive vice president and general counsel, Jonathan Santelli was senior vice president and deputy general counsel of First Republic Bank, where he lead legal and compliance coverage for the bank’s private wealth management business and advised on a variety of consumer, business banking and bank regulatory matters. Prior to joining First Republic, Mr. Santelli was with Bank of America from 2009 to 2013. At Bank of America, he was general counsel for private wealth management, including U.S. Trust and Merrill Lynch Private Banking & Investments, from 2009 to 2011 and general counsel for preferred and small business banking from 2011 to 2013. Prior to joining Bank of America, Mr. Santelli was with Merrill Lynch & Co. from 2000 to 2008, where he held a variety of positions in the office of the general counsel, including acting as the head of the strategic M&A and private equity counsel group. Mr. Santelli started his career as an associate at Clifford Chance LLP (f/k/a Rogers & Wells LLP) in New York, where he was a member of that firm’s corporate departments and practiced in the areas of M&A, private equity and securities law. Mr. Santelli obtained his Juris Doctor, magna cum laude, from St. John’s University School of Law in 1996 and his Bachelor of Arts in economics and accounting from the College of the Holy Cross in 1993. 117

CHAIRMAN EMERITUS BIO Tom James Not Presenting Chairman Emeritus Raymond James Financial Thomas A. James is Chairman Emeritus of the Raymond James Financial, Inc. (NYSE: RJF) Board of Directors. He was previously CEO and Chairman of the Board for more than 40 years before handing over those roles to Paul Reilly in 2010 and 2017, respectively. From 2010 to 2017, he served as Executive Chairman of the Board. He also is Chairman of subsidiary broker/dealer Raymond James & Associates, Inc., (member New York Stock Exchange/SIPC) and affiliate Eagle Asset Management. Mr. James graduated magna cum laude from Harvard College in 1964 and from Harvard Business School in 1966, where he was a Baker Scholar and graduated with high distinction. He also holds a Juris Doctor from Stetson College of Law, St. Petersburg, Florida, and obtained his CERTIFIED FINANCIAL PLANNER™ certification in 1978. Mr. James has previously served on the boards of numerous public companies. In addition, Mr. James is a past chairman of the Financial Services Roundtable, the Securities Industry Association (now SIFMA), the Southern District of the SIA and the District 7 Business Conduct Committee of the National Association of Securities Dealers, and a past president of the Florida Security Dealers Association, as well as Raymond James Bank, NA and Heritage Family of Funds (subsidiaries of Raymond James Financial, Inc.). Mr. James is a past member and chairman of the Florida Council of 100 and member of the board of trustees of the Salvador Dalί Museum. He serves on the Board of Dean’s Advisors at Harvard Business School and is chairman of the board of the Chi Chi Rodriguez Youth Foundation. He is also a past chairman of the Florida Council of Economic Education. Mr. James has been an active participant with United Way of Tampa Bay, as a member of the board of directors, campaign chair and as founding chairman of the organization’s Alexis de Tocqueville Society in 1987. He is a past member of the board of Junior Achievement of Pinellas County and has served as Commodore of the Treasure Island Tennis & Yacht Club. Mr. James has received numerous awards and honors for his industry leadership, support of the arts, philanthropic activities and community service. His interests include tennis, golf and art collecting, particularly art of the Southwestern United States. 118

APPENDIX 119

SCHEDULE OF NON-GAAP INFORMATION

	Three months ended								
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	($ in thousands, except per share amounts)								
Net Income (1)	$ 118,842	$ 193,489	$ 183,424	$ 112,755	$ 146,567	$ 171,670	$ 125,504	$ 125,847	$ 106,329
Non-GAAP adjustments:									
Acquisition-related expenses (2)	3,927	877	3,366	1,086	12,666	19,374	13,445	6,015	1,872
Losses on extinguishment of debt (3)	-	37,464	-	8,282	-	-	-	-	-
Jay Peak settlement (4)	-	-	-	100,000	30,000	12,950	7,050	-	-
Sub-total pre-tax non-GAAP adjustments	3,927	38,341	3,366	109,368	42,666	32,324	20,495	6,015	1,872
Tax effect of non-GAAP adjustments	(1,100)	(14,570)	(1,279)	(33,655)	(12,365)	(10,180)	(7,500)	(2,200)	(690)
Discrete impact of the Tax Act (5)	117,169	-	-	-	-	-	-	-	-
Total non-GAAP adjustments, net of tax	119,996	23,771	2,087	75,713	30,301	22,144	12,995	3,815	1,182
Adjusted net income	$ 238,838	$ 217,260	$ 185,511	$ 188,468	$ 176,868	$ 193,814	$ 138,499	$ 129,662	$ 107,511
Earnings per common share:									
Basic	$ 0.82	$ 1.34	$ 1.27	$ 0.78	$ 1.03	$ 1.21	$ 0.89	$ 0.89	$ 0.74
Diluted	$ 0.80	$ 1.31	$ 1.24	$ 0.77	$ 1.00	$ 1.19	$ 0.87	$ 0.87	$ 0.73
Adjusted earnings per common share:									
Adjusted basic	$ 1.65	$ 1.51	$ 1.29	$ 1.31	$ 1.24	$ 1.37	$ 0.98	$ 0.91	$ 0.75
Adjusted diluted	$ 1.61	$ 1.47	$ 1.26	$ 1.28	$ 1.21	$ 1.34	$ 0.96	$ 0.90	$ 0.73
Weighted average common and common equivalent shares outstanding - diluted	148,261	147,761	147,103	146,779	145,675	144,487	146,779	144,012	146,141
Average equity (6)	$ 5,639,231	$ 5,485,493	$ 5,298,510	$ 5,144,313	$ 4,998,712	$ 4,833,227	$ 4,693,824	$ 4,643,502	$ 4,584,423
Adjusted average equity (6)	$ 5,699,229	$ 5,497,378	$ 5,299,553	$ 5,252,609	$ 5,054,001	$ 4,844,300	$ 4,705,318	$ 4,646,592	$ 4,585,014
Return on equity (7)	8.4%	14.1%	13.8%	8.8%	11.7%	14.2%	10.7%	10.8%	9.3%
Adjusted return on equity (7)	16.8%	15.8%	14.0%	14.4%	14.0%	16.0%	11.8%	11.2%	9.4%

(continued on next slide)

120

RAYMOND JAMES®

SCHEDULE OF NON-GAAP INFORMATION (continued from prior slide) Footnote Explanations: 1. Excludes noncontrolling interests. 2. Acquisition-related expenses associated with our announced acquisition of Scout Investments and Reams Asset Management as well as the 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH. 3. Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. 4. Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). 5. The discrete impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. 6. Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. 7. Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period. 121

SCHEDULE OF NON-GAAP INFORMATION Six months ended March 31, 2018 March 31, 2017 ($ in thousands, except per share amounts) Net Income (1) $ 361,689 $ 259,322 Non-GAAP adjustments: Acquisition-related expenses (2) 3,927 13,752 Losses on extinguishment of debt (3) - 8,282 Jay Peak settlement (4) - 130,000 Sub-total pre-tax non-GAAP adjustments 3,927 152,034 Tax effect of non-GAAP adjustments (1,100) (46,020) Discrete inpact of the Tax Act (5) 117,169 - Total non-GAAP adjustments, net of tax 119,996 106,014 Adjusted net income $ 481,685 $ 365,336 Average equity (6) $ 5,739,816 $ 5,068,391 Adjusted average equity (6) $ 5,819,814 $ 5,153,967 Return on equity (7) 12.6% 10.2% Adjusted return on equity (7) 16.6% 14.2% (continued on next slide) 122

SCHEDULE OF NON-GAAP INFORMATION (continued from prior slide) Footnote Explanations: 1. Excludes noncontrolling interests. 2. Acquisition-related expenses associated with our announced acquisition of Scout Investments and Reams Asset Management as well as the 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH. 3. Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. 4. Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). 5. The discrete impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. 6. Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. 7. Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period. 123

SCHEDULE OF NON-GAAP INFORMATION Twelve months ended September 30, 2017 September 30, 2016 September 30, 2013 September 30, 2012 ($ in thousands, except per share amounts) Pre-tax income (1) $ 925,346 $ 800,643 $ 564,187 $ 471,525 Pre-tax non-GAAP adjustments (as detailed below) 193,741 60,706 - - Adjusted pre-tax income $ 1,119,087 $ 861,349 $ 644,107 $ 532,547 Pre-tax margin on net revenues (2) 14.5% 14.8% 12.6% 12.4% Adjusted pre-tax margin on net revenues (2) 17.6% 15.9% 14.4% 14.0% Non-GAAP adjustments: Acquisition-related expenses (3) 17,995 40,706 73,454 59,284 Losses on extinguishment of debt (4) 45,746 - - - Jay Peak settlement (5) 130,000 20,000 - - RJF's share of RJES goodwill impairment expense (6) - - 4,564 - RJES restructuring expense (7) 1,902 - Interest expense (8) - - - 1,738 Sub-total pre-tax non-GAAP adjustments 193,741 60,706 79,920 61,022 (continued on next slide) 124

SCHEDULE OF NON-GAAP INFORMATION (continued from prior slide) Footnote Explanations: 1. Excludes noncontrolling interests. 2. Computed by dividing the pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period. 3. For the year ended September 30, 2017 and 2016, acquisition-related expenses are associated with our announced acquisition of Scout Investments and Reams Asset Management as well as the 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH. For the year ended September 30, 2013 and 2012 acquisition-related expenses are associated with our announce acquisition of Morgan Keegan and Albrecht & Associates. 4. Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. 5. Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). 6. The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense of $6.9 million recorded in the March 2013 quarter associated with our RJES reporting unit. The effect of this goodwill impairment expense on the pre-tax income attributable to RJF is $4.6 million as prior to April 2013, we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million. 7. The non-GAAP adjustment adds back to pre-tax income restructuring expenses associated with our RJES operations. 8. The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition. 125